UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Board of Directors (the “Board”) of Alliant Techsystems Inc. (“ATK”) elected Mark W. DeYoung, the President of ATK’s Armament Systems Group, as President and Chief Executive Officer of ATK effective February 4, 2010.  Mr. DeYoung succeeds John L. Shroyer, who had been serving as interim Chief Executive Officer and continues to serve as ATK’s Chief Financial Officer.  The Board also increased the size of the Board from seven to eight members and elected Mr. DeYoung as a director.

Mr. DeYoung, 51, served in his previous position with ATK since 2002, holding the title of Senior Vice President and President ATK Armament Systems (formerly ATK Ammunition Systems) since April 2006, Senior Vice President, Ammunition, from 2004 to 2006, and Group Vice President, Ammunition, from 2002 to 2004.  He was President, ATK Ammunition and Related Products, from 2001 to 2002.  Before that, he was President, ATK Lake City Ammunition.

As President and Chief Executive Officer, Mr. DeYoung will receive an initial annual base salary of $735,000 and will be eligible to receive annual incentive compensation with a target amount of 100% of his base salary and a maximum amount of 200% of his base salary.  He will also have an opportunity to receive long-term incentive compensation with a target value of $2,000,000 and a maximum value of $4,000,000.  Furthermore, he will receive a cash perquisite allowance of $50,000, and ATK will provide him with interim temporary living expenses and pay for his relocation pursuant to ATK’s relocation policy.  In addition to the benefits he already receives and plans in which he already participates as an employee and executive officer of ATK, Mr. DeYoung will continue to participate in ATK’s Income Security Plan (change-in-control severance plan) but at the higher payment level for Chief Executive Officer.  As an employee director, Mr. DeYoung will not receive any compensation for his service on the Board.

In connection with his employment as President and Chief Executive Officer, Mr. DeYoung will enter into a non-compete, non-solicitation and confidentiality agreement with ATK.

A copy of the press release announcing Mr. DeYoung’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release issued by ATK on February 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: February 4, 2010	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary